UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2015

TEAM, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 — CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 — CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the — Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the — Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 10, 2015, Team, Inc. (the “Company”) issued a press release disclosing a change in the Company’s fiscal year end from May 31 to December 31, effective immediately. As a result of this change, the Company will file a Transition Report on Form 10-K for the seven-month period ending December 31, 2015.

In conjunction with the change in the Company’s fiscal year end, the Company has scheduled its 2016 Annual Meeting of Shareholders for May 12, 2016. The Company’s bylaws require that if the date of the Company’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then a shareholder’s notice in order to be considered timely must be received by the secretary not later than the later of the close of business on the 60th day prior to such annual meeting or the tenth day following the day on which notice of the date of annual meeting was mailed or public disclosure of such date was made. As a result, proposals submitted for our 2016 Annual Meeting of Shareholders in accordance with the provisions of our Bylaws must be received no later than the close of business on March 11, 2016, and must otherwise comply with the requirements of our Bylaws.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is furnished as part of Item 5.03 of this Current Report on Form 8-K:

Exhibit number	Description

99.1	Team, Inc.'s Press Release issued November 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, INC.

By: /s/ Greg L. Boane
Greg L. Boane
Senior Vice President, Chief Financial Officer

Dated: November 10, 2015